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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
  The Bon-Ton Stores, Inc.:

       We consent to the incorporation by reference in the registration statements on Forms S-8 (File Nos. 33-43105, 33-51954, 333-36633, 333-36661,
333-36725, 333-46974 and 333-65120) of The Bon-Ton Stores, Inc. of our report dated March 10, 2004, except as to Note 19 which is as of March 18, 2004, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of January 31, 2004 and February 1, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended, and the related financial statement schedule, which report appears in the January 31, 2004 annual report on Form 10-K of The Bon-Ton Stores, Inc.

       Our report refers to our audit of the disclosures added to revise the fiscal 2001 consolidated financial statements, as more fully described in Note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 consolidated financial statements other than with respect to such disclosures.

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
                                               /s/  KPMG LLP
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Philadelphia, PA
April 27, 2004